POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Alfred Lumsdaine and Mary Flipse, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Healthways, Inc. (the "Company"), any Form ID, or successor forms, and amendments thereto, for access codes to the Securities and Exchange Commission's EDGAR system, or any successor system, and any Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, or successor forms, or Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby ratifies and confirms all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of May, 2016.

/s/ Archelle Georgiou Feldshon
Signature

Archelle Georgiou Feldshon
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